                                                                   EXHIBIT 10.44

                                    AMENDMENT

                                       TO

                            STOCK PURCHASE AGREEMENT

         This Amendment, dated as of October 1, 2003, amends the Stock Purchase Agreement (the "Agreement"), dated as of October 22, 2001, by and between (i) SPSS Inc., a Delaware corporation (the "SPSS"), and (ii) America Online, Inc., a Delaware corporation ("Buyer"). Capitalized terms used herein but not otherwise defined herein have the meanings attributed to such terms in the Agreement.

         In consideration of the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Agreement as follows:

         1. Amendments to Section 1. The parties hereby acknowledge that SPSS has issued to Buyer 158,228 shares of Common Stock pursuant to Section 1(b)(i) of the Agreement and 291,828 additional shares of Common Stock pursuant to
Section 1(b)(ii) of the Agreement. Section 1 of the Agreement is hereby amended to terminate any further obligations of the parties thereunder, including without limitation any obligation of SPSS to issue any additional shares of Common Stock to Buyer on the second or third anniversary of the Effective Date, any obligation of SPSS to issue any additional shares of Common Stock to Buyer based on the closing price of such Common Stock on any Subsequent Preceding Date, and Buyer's obligation to deliver to SPSS cash or shares of Common Stock based on the closing price of such Common Stock on any Subsequent Preceding Date.

         2. Amendment to Section 4. Section 4 of the Agreement is hereby amended to terminate the parties obligations under subsection (a), (d) and (e) thereof.

         3. Amendment to Section 5. Section 5 of the Agreement is deleted in its entirety and replaced with the following:

                  "5. REPORTS AND COOPERATION.

                           (a) REPORTS UNDER THE EXCHANGE ACT. With a view to
making available to Buyer the benefits of Commission Rule 144 promulgated under the 1933 Act and any other rule or regulation of the Commission that may at any time permit Buyer to sell securities of SPSS to the public without registration, SPSS agrees to use its reasonable efforts to (i) make and keep public information available, as those terms are understood and defined in Commission Rule 144, at all times: (ii) file with the Commission in a timely manner all reports and other documents required of SPSS under the 1933 Act and the Exchange Act; and (iii) furnish to Buyer forthwith upon request a written statement by SPSS that it has complied with the reporting requirements of the Exchange Act, a copy of the most recent annual or quarterly report of SPSS, and such other reports and documents so filed by SPSS as may be reasonably requested in availing Buyer of any rule or regulation of the Commission permitting the sale of any securities of SPSS held by Buyer without registration. SPSS shall provide Buyer with a written notice if it breaches any of its obligations under this
Section 5(a). In the event SPSS
breaches any of its obligations under this Section 5(a) in a manner that renders the benefits of Commission Rule 144 unavailable to Buyer during the continuance of such breach Buyer determines that it wants to sell any Shares pursuant to Commission Rule 144, Buyer shall provide SPSS with a written notice requesting that such breach be cured (a "Cure Notice"). If any such breach is not cured in a manner that restores the benefits of Commission Rule 144 within a period of at least 60 days after the delivery of a Cure Notice by Buyer to SPSS, then, at the option of Buyer, exercisable at any time during the continuance of such breach, SPSS shall repurchase from Buyer, at a price per share equal to the Current Market Price (as defined below), the lesser of (x) all Shares then beneficially owned by the Buyer and (y) the number of Shares that multiplied by the Current Market Price would equal $3.2 million of total purchase price by SPSS. Buyer may exercise such option by delivering to SPSS a written notice of such exercise (a "Purchase Notice"), and the parties shall consummate such repurchase on a date specified by Buyer in such Purchase Notice, which date may be no earlier than ten days after the date such Purchase Notice is delivered to SPSS. SPSS shall pay such purchase price by wire transfer of immediately available funds to an account designated by Buyer in such Purchase Notice, against delivery to SPSS of the certificates representing the repurchased Shares. In the event SPSS repurchases less than all of the Shares then owned by Buyer, it shall promptly deliver to Buyer a new certificate representing such remaining Shares. As used herein, "Current Market Price" means the average of the closing prices of SPSS Common Stock, as quoted on the Nasdaq National Market, for the five trading days immediately preceding the date such Purchase Notice is delivered by Buyer to SPSS.

                           (b) SPSS COOPERATION. If at any time Buyer elects to
sell securities of SPSS without registration, SPSS shall cooperate with Buyer in connection with such sale and promptly take all action as may be reasonably requested by Buyer to effectuate such sale, including without limitation: (i) providing such information and executing such instruments and documents as Buyer may reasonably request, (ii) when securities of SPSS held by Buyer become eligible for resale under Commission Rule 144(k), taking all actions necessary to cause SPSS's transfer agent to promptly remove all restrictive legends from the certificates representing such securities, and (iii) when any securities of SPSS held by Buyer that are not eligible for resale under Commission Rule 144(k) are sold in compliance with Commission Rule 144, taking all actions necessary to cause SPSS's transfer agent to promptly remove all restrictive legends from the certificates representing such securities."

         4. Deletion of Sections 6 and 7. Sections 6 and 7 are deleted in their entirety.

         5. This Amendment shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to its conflict of laws principles.

         6. This Amendment may be executed by facsimile and in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one instrument.

         7. The Agreement and this Amendment constitute the entire agreement among the parties relative to the specific subject matter hereof. Except as amended hereby, the Agreement remains in full force and effect in accordance with its original terms. After giving effect to this Amendment, only the following provisions of the Agreement shall continue in effect: Section 2,
Section 3, Section 4(b), Section 4(c), Section 4(d), Section 4(e) (i) and (iv),
Section 5 (as amended hereby) and Section 8.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment to the Stock Purchase Agreement, dated as of October 22, 2001, by and between SPSS and Buyer as of the day and year first above written.

                                SPSS:

                                SPSS INC.



                                By:  /s/ Edward Hamburg
                                   --------------------------------------------
                                     Name:  Edward Hamburg
                                     Title: Executive Vice President Corporate
                                            Operations, Chief Financial Officer
                                            and Secretary


                                BUYER:

                                AMERICA ONLINE, INC.



                                By:  /s/ Frank Marvin
                                   --------------------------------------------
                                     Name:  Frank Marvin
                                     Title: Senior Vice President of Marketing